Exhibit 23.2




                                CONSENT OF INDEPENDENT
                             CERTIFIED PUBLIC ACCOUNTANTS



          General Bearing Corporation
          West Nyack, New York

               We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 13, 1996, except for Note 15(a) which is as of October 10, 1996 relating to the consolidated financial statements of General Bearing Corporation and Subsidiaries, which is contained in that Prospectus, and of our report dated September 13, 1996, relating to the schedule, which is contained in Part II of the Registration Statement.

               We also consent to the reference to us under the captions "Experts", "Selected Financial Data", and "Change in Independent Auditors" in the Prospectus.


                                                       /s/ BDO Seidman, LLP
                                                       --------------------
                                                       BDO SEIDMAN, LLP


          New York, New York
          January 6, 1997